EXHIBIT 99.1

ASP Isotopes Inc. Announces Changes to the Executive Management Teams of ASP Isotopes Inc. and Quantum Leap Energy LLC Effective October 2025

-	ASP Isotopes Inc. appoints Interim CEO as Paul Mann becomes Executive Chairman.

-	Quantum Leap Energy LLC appoints Michael Cunniffe as CFO.

-	ASP Isotopes Inc. provides information on upcoming investor events.

Washington, D.C., September 29, 2025 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or the “Company”), an advanced materials company dedicated to the development of technology and processes for the production of isotopes for use in multiple industries, today announced that, effective October 1, 2025, Paul Mann, the founder, Chairman and Chief Executive Officer of ASP Isotopes, will become Executive Chairman of ASP Isotopes and will be taking a temporary leave of absence from his Chief Executive Officer duties for health reasons.  In consultation with Mr. Mann, and effective October 1, 2025, ASP Isotopes’ Board of Directors (the “Board”) appointed Robert Ainscow, the Company’s Chief Operating Officer, to serve as Interim Chief Executive Officer (principal executive officer), in addition to his current duties.

In the Executive Chairman role, Mr. Mann has responsibility, working with the Interim Chief Executive Officer and the Board, for: the overall leadership and strategic direction of the Company; providing guidance and support to senior management of the Company; and the coordination of the activities of the Board.  In the role of Interim CEO, Mr. Ainscow has the responsibility for managing the CEO’s direct reports and communications with the Company’s industry partners, shareholders and other important stakeholders, among other CEO duties.

Mr. Mann underwent a planned orthopaedic surgery in the United States on September 19, 2025. While the procedure was successfully performed, the post-operative course was somewhat more complicated than initially anticipated. Although the course and timing of the recovery are not yet certain, Mr. Mann has been advised that his recovery could take several months, during which time he will be unable to travel. The Company wishes Mr. Mann a full and speedy recovery.

Mr. Ainscow co-founded ASP Isotopes with Mr. Mann in 2021 and has worked alongside Mr. Mann for the past four years.  Mr. Ainscow has been the Company’s Chief Operating Officer since its inception, and serves as Chief Executive Officer of the Company’s operating subsidiaries, ASP Isotopes South Africa (Pty) Ltd, ASP Isotopes Guernsey Ltd and ASP Isotopes ehf in Iceland.  He also served as the Company’s Interim Chief Financial Officer from October 2022 until July 2024.

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Robert Ainscow, Interim CEO, commented: “I am honoured to step in to cover Paul’s CEO responsibilities while he focuses on his health.  At this crucial time of sample and commercial product deliveries, I will continue to manage our three existing enrichment plants in South Africa and also cover, alongside Viktor Petkov, our Chief Commercial Officer, those key customer and counterparty relationships for our current isotope product range.  Additionally, I shall continue to supervise the deal teams working on the completion of the series of transformative transactions the Company has announced.

We have recruited an experienced executive management team to support the day-to-day running of the Company, accelerate progress on implementing our strategic goals, and tackle the multiple opportunities that lie ahead.  We have developed a clear strategy and will remain focused on executing our well-defined priorities.  My immediate focus is on continuity and keeping our corporate objectives on track.

I wish Paul a speedy recovery.”

Michael Cunniffe to Join Quantum Leap Energy LLC (“QLE”) as Chief Financial Officer

As part of the Company’s preparation for the public listing of QLE, effective October 1, 2025, Michael Cunniffe has been appointed as Chief Financial Officer of QLE (succeeding Heather Kiessling in this role, who remains CFO of ASP Isotopes).

Michael Cunniffe is an experienced CFO. Immediately before joining QLE, Mr. Cunniffe was the Managing Director UK for Danforth Advisors, the life science industry’s leading provider of outsourced corporate and clinical business functions. His two decades of life science experience are drawn across all development life cycle stages, including completing an IPO in 2021. His focus on gene therapy has included executive roles at multiple gene therapy companies focused on monogenetic rare diseases. For the past five years he has focused on early-stage pre-revenue therapeutic development start-ups ranging from Seed to IPO growth stages. He is also co-founder of a start-up focused on developing therapies for rare diseases using applied AI. Mr. Cunniffe holds a Master’s degree in Finance from London Business School and is currently pursuing a Master’s in Cell and Gene Therapy at UCL.

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Upcoming Investor Events

November 12 and 13, 2025 – Institutional Investor Access Event in South Africa

We are delighted to be running another Institutional Investor Access Event to see our plants in Pretoria and also have a chance to meet and hear presentations by the management and scientific teams.

All investors are invited to request a registration to attend the Investor Access Event.

ASP Isotopes values transparency and open communication with all stakeholders and counterparties. During 2024 and 2025, the Company welcomed over 100 investors and corporate clients to its facilities in South Africa, and has already hosted successful events for Investors in January 2025 and June 2025 with 60 investors from 3 continents.

Please contact Viktor Petkov, Chief Commercial Officer – vpetkov@aspisotopes.com to receive more information.

November 2025 (date TBC) – Quarterly Business Update

As part of the enhancement of our investor relations and communications, the Company will begin providing quarterly updates on corporate developments for investors. The first of these online presentations and Q&A sessions will be held in November 2025.  Full access details will be released on our website nearer to the date.

Please contact Jacob Rowe, Investor Relations – jrowe@aspisotopes.com to pre-register for this webinar.

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28, which will enable quantum computing, and Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, and Uranium-235 for green energy applications. We believe the ASP technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, the future of the company’s enrichment technologies as applied to uranium enrichment, the outcome of the company’s initiative to commence enrichment of uranium in South Africa and the company’s discussions with nuclear regulators, the outcome of the project contemplated with Necsa, the expected need or desire for HALEU by third parties, the outcome of the transactions contemplated by the definitive agreements with TerraPower, potential receipt of additional funding and effects, the commencement of supply of isotopes to customers, the construction of additional enrichment facilities, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to: the failure to obtain necessary regulatory and shareholder approvals for the proposed acquisition of Renergen; disruption from the proposed acquisition of Renergen making it more difficult to maintain business and operational relationships; significant transaction costs and unknown liabilities related to the proposed acquisition of Renergen; litigation or regulatory actions related to the proposed acquisition of Renergen; the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; our reliance on the efforts of third parties; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions and contracts; dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; the competitive nature of our industry; and the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments thereto and in the company’s subsequent reports and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. This press release includes market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Unless otherwise noted, statements as to our potential market position relative to other companies are approximated and based on third-party data and internal analysis and estimates as of the date of this press release. We have not independently verified this information, and it could prove inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the information and forecasts from sources cited herein. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043

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